Exhibit 99.1

Inogen Announces Preliminary Fourth Quarter and Full Year 2024 Revenue

GOLETA, Calif., January 13, 2025 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced unaudited preliminary revenue results for the fourth quarter and the full year ended December 31, 2024.

The Company estimates preliminary, unaudited total revenue in the fourth quarter of 2024 to be in the range of $79.0 million to $80.0 million, reflecting year-over-year growth of 4% to 5%.

The Company estimates preliminary, unaudited total revenue for the full year 2024 to be in the range of $334.5 million to $335.5 million, reflecting year-over-year growth of 6% exceeding Inogen’s previously announced full year 2024 guidance range of $329 million to $331 million. For the year, performance was driven by strong double-digit growth in business-to-business revenue while the company continues to work to stabilize direct-to-consumer revenue with initiatives to enhance overall profitability.

“2024 was a very successful year for Inogen. We drove a return to revenue growth, improved profitability and disciplined cost management. Achievements in the quarter included the launch of Rove 4 and FDA clearance for our SIMEOX 200 device which diversifies our global product offerings, all while continuing to extend our reach and aiming to improve outcomes for patients,” said Kevin Smith, President and Chief Executive Officer of Inogen, “I am confident in our team’s ability to continue delivering on our commitments and providing leading devices for patients with respiratory diseases in 2025 and beyond.”

The Company will report its official fourth quarter and full year 2024 financial results after the market closes on Tuesday, February 25, 2025. On the same day, Inogen management will host a conference call beginning at 2:00 pm PT / 5:00 pm ET.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961

Non-US callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News / Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through March 4, 2025. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13750589.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; risks associated with international operations; and the possibility that Inogen will not realize anticipated revenue from recent or future technology acquisitions or that expenses and costs related thereto will exceed Inogen’s expectations. For a detailed discussion of these and other risks that could impact Inogen’s operations and financial performance, please refer to the “Risk Factors” section of its Annual Report on Form 10-K for the period ended December 31, 2023, its Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2024 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Contact:

ir@inogen.net